UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment)

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Horizon Technology Finance Corporation

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HORIZON TECHNOLOGY FINANCE CORPORATION
312 Farmington Avenue
Farmington, Connecticut 06032
(860) 676-8654

AMENDMENT TO

PROXY STATEMENT
For
2025 Annual Meeting of Stockholders
To Be Held on June 5, 2025

EXPLANATORY NOTE

On April 17, 2025, Horizon Technology Finance Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Stockholders (the “Proxy Statement”). This Amendment to Proxy Statement on Schedule 14A (this “Amendment”) is being filed to amend the Proxy Statement for the 2025 Annual Meeting of Stockholders to update the disclosures provided in “PROPOSAL 1: ELECTION OF DIRECTORS” beginning on page 6 of the Proxy Statement. This Amendment should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined in this Amendment, have the meanings set forth in the Proxy Statement. Except as described above, no changes have been made to the Proxy Statement, and this Amendment does not modify, amend or update any of the other information contained in the Proxy Statement. For clarity, new text within the restated disclosure from the Proxy Statement is presented in bold and underlined text and deletions to the previous disclosure are presented in ~~strikethrough~~.

As of the date hereof, the Company has received stockholder votes on Proposal 1 and Proposal 2. Unless stockholders who have already voted on Proposal 1 and Proposal 2 revoke their existing proxy and submit a new proxy, all such stockholder votes received as of the date of this Amendment on Proposal 1 and Proposal 2 will be unaffected by this Amendment. All stockholders are entitled and encouraged to revoke any existing proxy and resubmit voting instructions. The Board of Directors of the Company, including the Independent Directors, unanimously recommends that all stockholders vote “FOR” each of the proposals, including the election of the nominees for director in the Proxy Statement, as amended. The election of a director requires a plurality of the votes cast at the 2025 Annual Meeting of Stockholders. Because a director is elected by a plurality of the votes cast at the 2025 Annual Meeting of Stockholders, votes to withhold authority will have no effect on Proposal 1 or Proposal 2.

You may revoke your existing proxy by (1) delivering a written revocation notice that is received prior to the 2025 Annual Meeting of Stockholders to the Secretary of Horizon Technology Finance Corporation at 312 Farmington Avenue, Farmington, CT 06032; (2) resubmitting voting instructions via the Internet voting site; (3) obtaining, properly completing and submitting another proxy card that is dated later than the original proxy card and is received before the conclusion of voting at the 2025 Annual Meeting of Stockholders; (4) resubmitting voting instructions by calling the telephone number on your proxy card; or (5) attending the 2025 Annual Meeting of Stockholders and voting in person. If your shares are held in “street name” by your broker, bank or other nominee, you must follow the instructions you receive from such nominee in order to revoke your voting instructions. Attending the 2025 Annual Meeting of Stockholders does not revoke your proxy unless you also vote or submit a later-dated proxy at the 2025 Annual Meeting of Stockholders.

Supplemental Disclosures.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS” and is supplemented as follows:

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with the Company’s certificate of incorporation and bylaws, the Board currently has eight directors. Directors are divided into three classes with each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following their year of election. After this election, the terms of Class I, Class II and Class III directors will expire at the annual meeting of stockholders to be held in 2026, 2027 and 2028, respectively. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified. Mr. Bottiglieri and Mr. Michaud are Class I directors, whose terms will expire at the 2026 annual meeting of stockholders.1 Mr. Balkin, Mr. Mahoney and Ms. Sarsynski are Class II directors, whose terms will expire at the 2027 annual meeting of stockholders. Mr. Goodman, Mr. Pomeroy and Mr. Savage are Class III directors and are up for re-election at the Meeting. In addition, Ms. O’Connor is nominated to serve as a Class I director and is up for election at the Meeting.

. . .

1 In accordance with the Retirement Policy (as defined below), subject to any extension or waiver approved by a majority of the Board, Mr. Bottiglieri is expected to tender his resignation as a director no later than December 31, 2025. Notwithstanding such tender, the Board may request that Mr. Bottiglieri continue to serve beyond such date.

As disclosed in the Current Report on Form 8-K filed on May 15, 2025, Mr. Michaud announced his retirement as President of the Company, effective as of June 5, 2025 immediately following the Meeting. He also announced his resignation as a director of the Company, effective as of June 5, 2025 immediately following the Meeting, in order to ensure compliance with Section 15(f) of the 1940 Act, which includes a requirement that at least 75% of the members of the Board not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company following the consummation of change of control transactions involving the Advisor. In addition, Mr. Michaud will retire as President of the Advisor, effective as of June 5, 2025 immediately following the Meeting.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Information About the Nominees and Directors—Nominees for Class III Directors” and is supplemented as follows:

Nominees for Class III Directors

Name, Address and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)

Independent Director
Jonathan J. Goodman (53)	Director; Nominee	Class III Director since June 2023; Term expires 2025	Founder and Managing Director since June 2018 of Qiviut Capital LP.	None.

Interested Director
Robert D. Pomeroy, Jr. (74)(3), (6)	Chairman of the Board; Director; Chief Executive Officer; Nominee	Class III Director since March 2010; Term expires 2025	Chief Executive Officer since March 2010 and Chairman of the Board since July 2010 of the Company; Chief Executive Officer since May 2003, Managing Member from May 2003 to June 2023 of the Advisor.	None.

Independent Director
Joseph J. Savage (72)	Director; Nominee	Class III Director since March 2016; Term expires 2025	Retired since 2017.	None.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Information About the Nominees and Directors—Class I Directors” and is supplemented as follows:

Class I Directors

(continuing directors not up for re-election at the Meeting)

Name, Address and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)

Independent Director
James J. Bottiglieri (69)(4)	Director	Class I Director since July 2010; Term expires 2026	Retired since 2013.	Director since December 2005 of Compass Group Diversified Holdings LLC (NYSE: CODI).

Interested Director
Gerald A. Michaud (72)(3), (7)	Director; President	Class I Director since March 2014; Class II Director from March 2010 through March 2014; Term expires 2026	President and Director since March 2010 of the Company; President since May 2003, Managing Member from May 2003 to June 2023 of the Advisor.	None.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Information About the Nominees and Directors—Class II Directors” and is supplemented as follows:

Class II Directors

(continuing directors not up for re-election at the Meeting)

Name, Address and Age(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Public Company Directorships Held by Director or Nominee for Director During the Past 5 Years(2)

Independent Director
Michael Balkin (66)(8)	Director	Class II Director since June 2023; Term expires 2027

Advisor since February 2025, Director until October 2024 of Innventure, Inc. (INV); Director since October 2024 of Affluence Corporation; ~~Advisor since June 2023 to OptimizeRX Corporation;~~ Advisor since April 2023 to P3 Health Partners Inc.; ~~Financial Advisor~~Principal since ~~2022~~2023 to the Rail-Splitter Micro Cap Rebound Fund; Chief Executive Officer since 2021 of MPB Enterprises; Advisor since 2021 to Wasson Enterprise LLC; Advisor from June 2023 to April 2024 of OptimizeRX Corporation; Chief Executive Officer from January 2021 to December 31, 2021 of Foresight Acquisition Corp; Chairman and Director since November 2013 of Performance Health Systems, LLC.

None.

Independent Director
Edmund V. Mahoney (74)(5)	Lead Independent Director	Class II Director since July 2010; Term expires 2027	Retired since 2016.	None.

Independent Director
Elaine A. Sarsynski (69)	Director	Class II Director since June 2012; Term expires 2027	Retired since 2017.	Director since March 2022 of Genworth Financial, Inc. (NYSE: GNW); Non-Executive Director ~~since~~ from August 2018 through April

2025 of TI Fluid Systems plc (a public company traded on the London exchange); Director since May 2021 of Horace Mann Educators Corp (NYSE: HMN); Director from May 2018 through April 2021 of AXA, a société anonyme (a public company under French law).

(1)	The business address of the nominees and other directors is c/o Horizon Technology Finance Management LLC, 312 Farmington Avenue, Farmington, Connecticut 06032.
(2)	No director otherwise serves as a director of an investment company subject to or registered under the 1940 Act.
(3)	Mr. Pomeroy and Mr. Michaud are interested directors due to their positions as officers of the Company and of the Advisor.
(4)

In accordance with the Retirement Policy, subject to any extension or waiver approved by a majority of the Board, Mr. Bottiglieri is expected to tender his resignation as a director no later than December 31, 2025. Notwithstanding such tender, the Board may request that Mr. Bottiglieri continue to serve beyond such date.

(5)

In accordance with the Retirement Policy, subject to any extension or waiver approved by a majority of the Board, Mr. Mahoney is expected to tender his resignation as a director no later than December 31, 2025. Notwithstanding such tender, the Board may request that Mr. Mahoney continue to serve beyond such date.

(6)

As disclosed in the Current Report on Form 8-K filed on May 15, 2025, Mr. Pomeroy announced his retirement as Chief Executive Officer of the Company, effective as of June 5, 2025 immediately following the Meeting. Mr. Pomeroy will continue to serve as an interested director and Chairman of the Board. In addition, Mr. Pomeroy will also retire as Chief Executive Officer of the Advisor, effective as of June 5, 2025 immediately following the Meeting.

(7)

As disclosed in the Current Report on Form 8-K filed on May 15, 2025, Mr. Michaud announced his retirement as President of the Company, effective as of June 5, 2025 immediately following the Meeting. He also announced his resignation as a director of the Company, effective as of June 5, 2025 immediately following the Meeting, in order to ensure compliance with Section 15(f) of the 1940 Act, which includes a requirement that at least 75% of the members of the Board not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company following the consummation of change of control transactions involving the Advisor. In addition, Mr. Michaud will also retire as President of the Advisor, effective as of June 5, 2025 immediately following the Meeting.

(8)

As disclosed in the Current Report on Form 8-K filed on May 15, 2025, on May 15, 2025 the Board elected Mr. Balkin to serve as Chief Executive Officer of the Company, effective as of June 5, 2025 immediately following Mr. Michaud’s resignation as a director of the Company, to succeed Mr. Pomeroy. He will also succeed Mr. Pomeroy as Chief Executive Officer of the Advisor, effective as of June 5, 2025 immediately following Mr. Michaud’s resignation as a director of the Company. Commencing June 5, 2025, he will serve as an interested director of the Company due to his position as an officer of the Company and of the Advisor.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Director Independence” and is supplemented as follows:

Director Independence

Nasdaq corporate governance rules require listed companies to have a board of directors with at least a majority of independent directors. Under Nasdaq corporate governance rules, in order for a director to be deemed independent, the Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of the Board is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the director is independent under Nasdaq corporate governance rules, the 1940 Act and the Company’s corporate governance guidelines. An independence questionnaire was completed by each member of the Board, and the Board has relied on such questionnaires in making the determination of independence for each member. Mr. Balkin, Mr. Bottiglieri, Mr. Goodman, Mr. Mahoney, Ms. Sarsynski and Mr. Savage each completed an annual independence questionnaire in connection with their service on the Board and the Board has determined that each is independent under the listing standards of Nasdaq and the 1940 Act. Effective June 5, 2025, Mr. Balkin will no longer be independent under the listing standards of Nasdaq and the 1940 Act due to his position as an officer of the Company and of the Advisor. Ms. O’Connor completed an independence questionnaire in connection with the assessment by the Nominating and Corporate Governance Committee of her nomination to the Board and the Board has determined that she is independent under the listing standards of Nasdaq and the 1940 Act.3 The Company’s governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee and the Company’s Secretary of any change in circumstance that may cause his or her status as an Independent Director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to Independent Directors.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Board Composition and Leadership Structure” and is supplemented as follows:

Board Composition and Leadership Structure

The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, six (6) of the Company’s eight (8) directors are Independent Directors; however, the Chairman of the Board is an interested person of the Company. While the Board has no fixed policy regarding the separation of the positions of Chief Executive Officer and Chairman of the Board, the Independent Directors generally believe that the combined position of Chief Executive Officer of the Company and Chairman of the Board of the Company results in greater efficiencies in managing the Company, including in risk oversight, by eliminating the need to transfer substantial information quickly and repeatedly between the Chief Executive Officer and the Chairman and allowing the Company to capitalize on the specialized knowledge acquired from the duties of the roles. Nonetheless, the Board believes that to ensure a smooth transition in the leadership of the Company and the Advisor, Mr. Pomeroy should continue to serve as Chairman.

3 At a meeting of the Board, on February 23, 2023, the Board appointed Ms. O’Connor to serve as a director of the Company. Following O’Connor’s appointment to the Board, potential conflicts of interest were identified in connection with a change in control transaction of the Advisor, which may have resulted in an inability of certain service providers to be deemed independent following the change in control of the Advisor. On March 10, 2023, Ms. O’Connor resigned from the Board. The potential conflicts of interest and independence issues have since been resolved.

The Chief Executive Officer of the Company, Robert D. Pomeroy, Jr., is Chairman of the Board and an “interested person” under Section 2(a)(19) of the 1940 Act. Edmund V. Mahoney is the Lead Independent Director of the Company. As the Lead Independent Director, Mr. Mahoney generally acts as a liaison between the other Independent Directors and the Company’s management, officers and attorneys in between meetings of the Board. Under the Company’s bylaws, the Board is not required to have an independent chairman. Many significant corporate governance duties of the Board are executed by committees of Independent Directors, each of which has an independent chair. The Board believes that it is in the best interests of the Company’s stockholders for Mr. Pomeroy to lead the Board because of his broad experience and history with the Company and the Advisor. While Mr. Pomeroy will be retiring as Chief Executive Officer of the Company and Chief Executive Officer of the Advisor effective June 5, 2025, his experience as co-founder of the Advisor, his familiarity with the Company’s investment platform, his significant experience in the financial services industry and his demonstrated track record of achievement on strategic and operating aspects of the Company’s business qualifies him to continue to lead the Board~~As a co-founder of the Advisor, Mr. Pomeroy has demonstrated a track record of achievement on strategic and operating aspects of the Company~~’~~s business~~. While the Board regularly evaluates alternative structures, the Board believes that Mr. Pomeroy’s history and relationship with the Advisor and the Company provides an effective bridge and encourages open communication between the Company and the Advisor~~, as a business development company, it is appropriate for one of the Company~~’~~s co-founders, the Chief Executive Officer and a member of the Advisor~~’~~s investment committee to perform the functions of Chairman of the Board~~, including leading discussions of strategic issues the Board expects the Company to face. The Board believes the current structure of the Board provides appropriate guidance and oversight while also enabling ample opportunity for direct communication and interaction between management and the Board.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Persons Should Serve as Directors of the Company” and is supplemented as follows:

Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Persons Should Serve as Directors of the Company

The Board believes that each director brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including corporate governance and board service, executive management, finance, private equity, workout and turnaround situations, manufacturing and marketing. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director and the director nominee considered by the Board.

Interested Directors

Robert D. Pomeroy, Jr.

Mr. Pomeroy has been Chairman and Chief Executive Officer of the Company since its inception. Effective June 5, 2025, he will retire as Chief Executive Officer of the Company and will continue to serve as Chairman. He has been the Chief Executive Officer of the Advisor since its formation and was a Managing Member of the Advisor from May 2003 to June 2023. Effective June 5, 2025, Mr. Pomeroy will retire as Chief Executive Officer of the Advisor. He has more than forty (40) years of experience in diversified lending and leasing, including positions in sales, marketing and senior management. He has held the positions of chief executive officer or general manager at each organization that he has led since 1996. His responsibilities have included: accountability for the overall profit and loss of the organization, credit authority and investment committee oversight, strategic planning, human resource oversight, including hiring, termination and compensation, reporting compliance for his business unit, investor relations, fund raising and all aspects of corporate governance. Mr. Pomeroy co-founded and has operated the Advisor, a life sciences and technology lending management company, since 2003. Prior to co-founding the Advisor, Mr. Pomeroy was the Senior Vice President of Financing for Science International, Inc., Executive Vice President of Transamerica Business Credit and the General Manager of its Technology Finance Division and President of GATX Ventures, Inc. This experience has provided him with extensive judgment, experience, skills and knowledge to make a significant contribution as Chairman of the Board and to support the Board’s ability to govern the Company’s affairs and business.

Gerald A. Michaud

Mr. Michaud has been President of the Company since its inception. Effective June 5, 2025, he will retire as President of the Company and will resign as a director of the Company. Mr. Michaud has been the President of the Advisor since its formation and was a Managing Member of the Advisor from May 2003 to June 2023. Effective June 5, 2025, he will also retire as President of the Advisor. He has extensive knowledge and expertise in venture lending and has developed, implemented and executed on marketing strategies and products targeted at the venture-backed technology and life science markets for a period of over twenty-five (25) years. In addition, he has extensive knowledge in the formation of compensation plans for key employees involved in the marketing of venture loans. He is a member of the Advisor’s investment committee responsible for approving all investments made by the Company and oversight of the Company’s portfolio. He has held senior management positions with several technology lending organizations within public companies, including Transamerica Business Credit and GATX Ventures, Inc. This experience, particularly with respect to marketing and business development, has provided Mr. Michaud with the judgment, knowledge, experience, skills and expertise that enhance the Board’s ability to manage and direct the Company’s affairs.

Independent Directors

Michael P. Balkin

Mr. Balkin ~~brings to the Board his strong knowledge and experience in investment banking, investment management and portfolio management~~has thirty-five (35) years of experience in investment and portfolio management and construction. He has worked with growing small cap and technology companies as an investor, mentor and board member. Effective June 5, 2025, he will serve as Chief Executive Officer of the Company and Chief Executive Officer of the Advisor. Mr. Balkin has been a ~~director of Affluence Corporation, a technology holding company, since October 2024, a financial advisor to~~principal of the Rail-Splitter Micro Cap Rebound Fund since ~~2022~~2023 and an advisor to Wasson Enterprise LLC, a family office, since 2021. He was Chief Executive Officer of Foresight Acquisition Corp. from January 2021 to December 2021. Prior to Foresight Acquisition Corp., he was with William Blair & Co, LLC (“William Blair”), a global investment bank and financial services firm~~, for thirty (30) years,~~ from October 1990 to 2005 and from 2008 to December 2020, serving as a Partner and Portfolio Manager from 1996 to 2005 and from 2008 to December 2020~~, serving as a Partner and Portfolio Manager from October 2010 to December 2020~~. While at William Blair, Mr. Balkin was Partner and Co-Manager of the Small-Cap Growth Fund. He was Partner and Chief Investment Officer at Magnetar Investment Management, a wholly owned subsidiary of Magnetar Capital LLC, a multi-strategy hedge fund, from 2005 to 2008. Mr. Balkin is also a strategic advisor to P3 Health Partners Inc. (Nasdaq: PIII) (formerly Foresight Acquisition Corp.), ~~OptimizeRX Corporation (Nasdaq: OPRX),~~ and Innventure, Inc. (Nasdaq: INV), the Chairman of Good Sports, a non-profit charity, and Chairman of Performance Health Systems, LLC, a fitness and health company. ~~He previously served as a director of Innventure, Inc. until October 2024~~He has served as an advisor and director to several other public and private companies. Mr. Balkin’s extensive experience enhances the Board’s ability to manage and direct the Company’s affairs.

. . .

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Board Meetings and Committees—Nominating and Corporate Governance Committee” and is supplemented as follows:

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Balkin, Mr. Bottiglieri, Mr. Mahoney, Ms. Sarsynski and Mr. Savage, each of whom is independent for purposes of the 1940 Act and the Nasdaq corporate governance rules. Effective June 5, 2025, Mr. Balkin will no longer serve as a member of the Nominating and Corporate Governance Committee. Ms. Sarsynski serves as Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by the Company’s stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Company’s management. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website at www.horizontechfinance.com on the “Investor Relations” webpage under “Corporate Governance”.

. . .

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Board Meetings and Committees” under “Compensation Committee” and is supplemented as follows:

Compensation Committee

The members of the Compensation Committee are Mr. Balkin, Mr. Bottiglieri, Mr. Goodman, Mr. Mahoney, Ms. Sarsynski and Mr. Savage, each of whom is independent for purposes of the 1940 Act and the Nasdaq corporate governance rules. Effective June 5, 2025, Mr. Balkin will no longer serve as a member of the Compensation Committee. Mr. Mahoney serves as Chairman of the Compensation Committee. The Compensation Committee’s oversight responsibilities include determining, or recommending to the Board, the compensation, if any, of the Company’s Chief Executive Officer and all other executive officers of the Company and recommending to the Board the compensation of the Independent Directors of the Company. The Compensation Committee reviews the compensation of the Independent Directors annually and makes a recommendation to the Board of the level of compensation. The Compensation Committee bases its recommendation upon available information regarding the compensation of other public business development companies of similar size to the Company, the expertise required of the Independent Directors and the duties and anticipated time commitment of the Independent Directors. After receiving the recommendation of the Compensation Committee, the Board determines the compensation of the Independent Directors. Currently none of the Company’s executive officers are compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. So long as the Company is externally managed and no compensation is paid by the Company to its officers, the Compensation Committee is only required to confirm that no compensation has been paid by the Company to its officers and, if so required under any administrative or similar agreement, that the Company has reimbursed the external manager for the percentage allocation of officers’ compensation determined by the Board or a committee thereof.  The Compensation Committee may rely on the determination of the Board or of the Audit Committee with respect to any such expense allocation. The Compensation Committee has adopted a written Compensation Committee Charter that is available on the

Company’s website at www.horizontechfinance.com on the “Investor Relations” webpage under “Corporate Governance”.

The following disclosure revises the disclosure in the Proxy Statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS—Compensation of Directors and Director Nominees” and is supplemented as follows:

. . .

The following table shows information regarding the compensation paid by the Company to its directors for the year ended December 31, 2024 in their capacity as directors. No compensation was paid directly by the Company to any interested director or executive officer of the Company.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total(2)
Independent Directors
Michael P. Balkin(3)	$107,000	None	$107,000
James J. Bottiglieri	$124,500	None	$124,500
Jonathan J. Goodman	$109,500	None	$109,500
Edmund V. Mahoney	$117,000	None	$117,000
Elaine A. Sarsynski	$122,000	None	$122,000
Joseph J. Savage	$114,500	None	$114,500
Interested Directors
Gerald A. Michaud	None	None	None
Robert D. Pomeroy, Jr.	None	None	None
Director Nominee
Kimberley A. O’Connor(~~[3]~~4)	None	None	None

Total Compensation			$694,500

(1)	The amounts listed are amounts for the year ended December 31, 2024.
(2)

The Company did not award any portion of the fees earned by its directors in stock or options during the year ended December 31, 2024, it does not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from the Company.

(3)

As disclosed in the Current Report on Form 8-K filed on May 15, 2025, the Board elected Mr. Balkin to serve as Chief Executive Officer of the Company, effective as of June 5, 2025 immediately following Mr. Michaud’s resignation as a director of the Company, to succeed Mr. Pomeroy. Commencing June 5, 2025, he will be an executive officer of the Advisor and interested director of the Company and will not receive compensation from the Company for such role.

(~~3~~4)

On January 1, 2025, Ms. O’Connor was retained by the Board as a consultant. In that role, she has received $30,000 of compensation. Ms. O’Connor’s position as a consultant to the Board will terminate on June 5, 2025 regardless of whether she is elected to the Board.